                                BELLSOUTH CORPORATION
                                      STOCK PLAN
                               EFFECTIVE APRIL 24, 1995
                                      AS AMENDED



                                 ARTICLE I.  PURPOSE

    The purpose of this Plan is to promote the interest of BellSouth by granting stock-related Awards to Eligible Employees

    (1)  to attract and retain Eligible Employees,

    (2) to provide Eligible Employees with long term financial incentives to increase the value of BellSouth, and

    (3) to provide Eligible Employees with a stake in the future of BellSouth which corresponds to the stake of each of BellSouth's shareowners.

Only Eligible Employees shall be eligible for Awards under this Plan.


                               ARTICLE II.  DEFINITIONS

2.1  DEFINITIONS.

    Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

    "Administrator" means the Committee or the Company Administrator, as applicable.

    "Agreement" means the written agreement which sets forth the terms and conditions of the grant of an Award as provided in this Plan and such additional terms and conditions, not inconsistent with this Plan, as the Committee determines are appropriate.

    "Award" means an Option, SAR, Restricted Share, Performance Share, Dividend Equivalent Right or Stock Payment granted to a Participant under this Plan.

    "BellSouth" means BellSouth Corporation, a Georgia corporation.

    "Beneficiary" means the person entitled to receive any payments or exercise any rights following the death of a Participant as determined pursuant to
Section 10.5.

    "Board" means the Board of Directors of BellSouth.

    "Change in Control" means the occurrence, effective on or after September 23, 1996, of any of the following:

    (i) any "person" (as such term is defined in the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of BellSouth (or of another entity owned directly or indirectly by the shareholders of BellSouth in substantially the same proportions as their ownership of stock of BellSouth), becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of BellSouth representing 20% or more of the total voting power represented by BellSouth's then outstanding voting securities;

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director whose election by the Board or nomination for election by BellSouth's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

    (iii) the consummation of a merger, plan of reorganization, consolidation, share exchange, or other transaction, in one or a series of related transactions, involving BellSouth, if immediately following such merger, plan of reorganization, consolidation, share exchange, or other transaction or transactions the holders of the voting securities of BellSouth outstanding immediately prior thereto hold securities representing seventy percent (70%) or less of the combined voting power represented by the voting securities of BellSouth or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation, share exchange, or other transaction or transactions;

    (iv) the consummation of a transaction involving the sale or other disposition by BellSouth or one or more of its subsidiaries (defined for purposes of this subparagraph (iv) only as any corporation in which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned directly or indirectly by BellSouth and any joint venture, partnership, limited liability company, or other similar entity of which fifty percent (50%) or more of the capital or profits interest is owned directly or indirectly by BellSouth), in one or a series of related transactions, of interests in an entity or entities, or of assets, which for the most recent audited twelve-month period produced total operating revenues or net income aggregating more than thirty percent (30%) of the total operating revenues or net income of BellSouth and its subsidiaries (taken as a whole), if following such transaction or transactions, any such entity is no longer a subsidiary or such assets are no longer held by a subsidiary;

    (v) the complete liquidation or dissolution of BellSouth or the sale of all or substantially all of the assets of BellSouth; or

    (vi) the consummation of any other transaction which a majority of the Board, in its sole and absolute discretion, shall determine constitutes a Change in Control, for this purpose.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Nominating and Compensation Committee of the Board, or any successor committee of the Board which administers this Plan as provided in Article V.

    "Company Administrator" means the chief executive officer of BellSouth, the senior officer of BellSouth responsible for human resource matters or such other person or persons as are designated by the Committee to administer the Plan on behalf of Participants who are not Officers or Executive Officers.

    "Covered Employee" means with respect to any grant of an Award an Officer whom the Committee deems may be or become a covered employee as defined in
Section 162(m)(3) of the Code for any year that such Award may result in remuneration to the Participant and for which year such Participant may receive remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of BellSouth; provided, however, that the Committee may determine that a Participant has ceased to be a Covered Employee prior to Settlement of any Award.

    "Dividend Equivalent Right" means a right, granted to a Participant under
Section 9.4, to receive cash or Shares based on the value of dividends paid with respect to a Share.

    "Eligible Employee" means any employee (including an Officer, Executive Officer or director who is an employee and including for purposes other than ISOs any former employee) of the Company or any Subsidiary. Such term also includes for purposes other than ISOs any non-employee advisor, consultant or independent contractor to the Company or any Subsidiary, and any references to employment or termination of employment under this Plan shall be deemed to apply to such an advisor, consultant or independent contractor, for purposes of this Plan only, as if the services of such person constitute employment services.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Executive Officer" means an Officer or other employee or former employee of BellSouth or a Subsidiary who is subject to the reporting requirements of
Section 16(a) of the Exchange Act.

    "Fair Market Value" for any day means the average of the high and low daily sale prices of a Share on the New York Stock Exchange for that day or, if there are no sales on such day, for the most recent prior day on which a Share was sold on the New York Stock Exchange.

    "ISO" or "Incentive Stock Option" means an option granted under this Plan to purchase Shares which is intended by BellSouth to satisfy the requirements of Code Section 422.

    "NQSO" or "Non-Qualified Stock Option" means an option granted under this Plan to purchase Shares which is not intended by BellSouth to be treated as an ISO.

    "Officer" means any executive of the Company or any Subsidiary who is a member of the executive compensation group under BellSouth's compensation practices (but not necessarily an Executive Officer.)

    "Option" means an NQSO or ISO granted under this Plan.

    "Option Price" means the price determined in accordance with Section 6.4 which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

    "Parent Corporation" means any corporation which is a parent of BellSouth within the meaning of Code Section 424(e).

    "Participant" means an Eligible Employee to whom an Award is made.

    "Performance Objective" means as described in Section 10.2 a performance objective specified in the Agreement for a Performance Share, or for any other Award which the Administrator determines to make subject to a performance objective, upon which the vesting or Settlement of such Award is conditioned.

    "Performance Period" means the period of time specified in an Agreement over which Performance Shares are to be earned.

    "Performance Share" means a bookkeeping entry that records the equivalent of one share awarded pursuant to Section 9.2 of this Plan.

    "Plan" means this BellSouth Corporation Stock Plan, as effective April 24, 1995 and as thereafter amended from time to time.

    "Prior Plan" means the BellSouth Corporation Stock Option Plan, the BellSouth Enterprises, Inc. Key Manager Incentive Compensation Plan, the BellSouth Executive Long Term Incentive Plan, the BellSouth Corporation Shareholder Return Cash Plan and the BellSouth Corporation Key Manager Shareholder Return Cash Plan, as applicable.

    "Restricted Period" means the period of time from the date of grant of a Restricted Share until the lapse of restrictions attached thereto under the terms of the applicable Agreement.

    "Restricted Share" means a Share which has been awarded to a Participant subject to restrictions under Section 8.1.

    "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Commission under the Exchange Act.

    "SAR" or "Stock Appreciation Right" means the contractual right granted to a Participant pursuant to Section 7.1 to receive a payment upon the exercise of such right which reflects the appreciation in the Fair Market Value of the number of Shares for which such right was granted.

    "SAR Exercise Date" means the date on which the exercise of an SAR occurs under the related Agreement.

    "SAR Exercise Price" means the Fair Market Value of a Share on the SAR Exercise Date.

    "SAR Grant Price" means the price which would have been the Option Price for one Share if the SAR had been granted as an Option or, if the SAR is granted in tandem with an Option, the Option Price for the related Option.

    "Settlement Date" means (i) with respect to any Option that has been exercised in whole or in part, the date or dates upon which Shares are to be delivered to the Participant and the Option Price therefor paid, (ii) with respect to any SARs that have been exercised, the date or dates upon which a cash payment is to be made to the Participant, or in the case of SARs that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant, (iii) with respect to Performance Shares, the date or dates upon which cash or Shares are to be delivered to the Participant, (iv) with respect to Dividend Equivalent Rights, the date upon which payment thereof is to be made, and (v) with respect to Stock Payments, the date upon which payment thereof is to be made, in each case, determined in accordance with the terms of this Plan and the Agreement under which any such Award was made.

    "Share" means a share of Stock.

    "Stock" means the $1.00 par value common stock of BellSouth.

    "Stock Payment" means payment of compensation in the form of Shares pursuant to Section 9.3.

    "Subsidiary" means (A), with respect to an Award other than an ISO, any corporation, joint venture or partnership in which BellSouth owns directly or indirectly (i) with respect to a corporation, stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a ten percent (10%) interest in the capital or profits of such joint venture or partnership, and (B) any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of BellSouth by reason of being in an unbroken chain of corporations (beginning with BellSouth) in which each corporation in the unbroken chain (except the last such corporation) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "Ten Percent Shareowner" means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of either BellSouth, or Subsidiary or a Parent Corporation.

2.2 REFERENCES.

    All pronouns are masculine, solely for ease of reading, and should be read as feminine where applicable. Unless the context clearly requires otherwise, the singular shall include the plural and the plural shall include the singular. All references to sections of the Code or other laws or regulations shall include amendments and successor provisions thereto unless otherwise specifically stated or clearly required by the context.


                        ARTICLE III.  SHARES SUBJECT TO PLAN

3.1 AGGREGATE LIMITS.

    The aggregate number of Shares with respect to which the grant of Awards other than Stock Payments may be made in any calendar year under this Plan shall not exceed one percent (1%) of the total number of Shares outstanding at the time of such grant. Within such total, the aggregate number of Shares with respect to which the grant of Performance Shares and Restricted Shares may be made in any calendar year under this Plan shall not exceed in combination two-tenths of one percent (.2%) of the total number of Shares outstanding at the time of grant. Furthermore, in no event shall ISOs with respect to more than one million (1,000,000) Shares be granted under this Plan. Finally, the aggregate number of Shares with respect to which the grant of Stock Payments may be made in any calendar year under this Plan shall not exceed one-tenth of one percent (.1%) of the total number of Shares outstanding at the time of grant.

3.2  INDIVIDUAL LIMITS.

    The number of Shares with respect to which the grant of Awards other than Stock Payments may be made to any Participant in any calendar year under this Plan shall not exceed one-tenth of one percent (.1%) of the total number of Shares outstanding at the end of 1994. Within such total, the number of Shares with respect to which the grant of each of Performance Shares, Restricted Shares and Dividend Equivalent Rights may be made to any Participant in any calendar year under this Plan shall not exceed in combination two-hundredths of one percent (.02%) of the total number of Shares outstanding at the end of 1994. Finally, the number of Shares with respect to which the grant of Stock Payments may be made to any Participant in any calendar year under this Plan shall not exceed one-hundredth of one percent (.01%) of the total number of Shares outstanding at the end of 1994.

3.3  APPLICATION OF LIMITS.

    No grant of an Award shall be made at any time during a calendar year to the extent the number of Shares subject to such Award and the number of Shares subject to Awards previously granted during such year (or during the life of the Plan in the case of ISOs) would exceed a limit in Section 3.1 or 3.2. The number of Shares subject to an Award shall be (i) the number of Shares subject to an Option or subject to a SAR that is not granted in tandem with an Option (including a SAR that can be settled in cash), (ii) the number of Shares subject to a grant of Restricted Shares, (iii) the maximum number of Shares that could be issued upon Settlement of a grant of Performance Shares (or upon which a cash payment could be based) as determined under the Agreement for such grant and this Plan, (iv) the number of Shares with respect to which Dividend Equivalent Rights are granted, but excluding Shares subject to Dividend Equivalent Rights which are granted in tandem with another Award grant which otherwise does not provide for the payment of dividends to the Participant, and (v) the number of Shares that are paid as a Stock Payment.

3.4 ADJUSTMENTS.

    The limits in Sections 3.1 and 3.2 shall be adjusted as provided in Section
10.6. If any Shares subject to an Award are forfeited or such Award otherwise terminates, such number of Shares shall be available for new Awards under the Plan. In addition, Shares surrendered in payment of any exercise or purchase price or in payment of taxes relating to any such Award shall be deemed to constitute Shares not delivered to the Participant and shall be deemed to be available for new Awards under the Plan for purposes of Section 3.1 only.

3.5 SHARES.

    BellSouth shall reserve from time to time Shares for use under this Plan, and such Shares shall be reserved to the extent BellSouth deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by BellSouth.


                       ARTICLE IV.  EFFECTIVE DATE AND DURATION

4.1 EFFECTIVE DATE.

    The effective date of this Plan shall be April 24, 1995. This Plan will become effective only if approved by the shareholders of BellSouth on such date.

4.2 PRIOR PLAN.

    This Plan is a successor to each Prior Plan. No further grants of stock options, stock appreciation rights, performance shares, dividend equivalent rights, shareholders return cash units or other interests shall be made under the Prior Plans on or after April 24, 1995, subject to this Plan becoming effective. Options and stock appreciation rights, or performance shares, dividend equivalent rights, shareholders return cash units or other outstanding interests under a Prior Plan shall continue to be governed by the terms of the Prior Plan; provided, that, effective on and after September 23, 1996, terms of this Plan shall constitute an amendment to the terms of a Prior Plan, and to the terms of outstanding grants under a Prior Plan where applicable, when expressly so provided in this Plan.

4.3 DURATION.

    This Plan shall terminate on December 31, 2004, unless earlier terminated by the Board pursuant to Article XI. No Award shall be granted after the date this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to Awards granted prior to such date, shall survive the termination of the Plan and continue to apply to such Awards.


                              ARTICLE V.  ADMINISTRATION

5.1 ADMINISTRATOR.

    The Plan shall be administered by the Committee with respect to Officers and Executive Officers and, subject to regulations and guidelines that may be established by the Committee, by the Company Administrator with respect to all other Eligible Employees. The Committee may adopt such regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. Subject to such rules, regulations or guidelines, the Company Administrator shall have the power to adopt rules, regulations and guidelines to permit it to administer the Plan with respect to Eligible Employees other than Officers and Executive Officers.

5.2 COMMITTEE RESPONSIBILITIES.

    The Committee shall consist of two or more disinterested directors of BellSouth, who shall be appointed by the Board. A member of the Board shall be deemed to be "disinterested" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards. All members of the Committee shall be fully protected by BellSouth, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.

5.3 ADMINISTRATOR RESPONSIBILITIES.

    The Administrator shall (a) determine the amount of all grants of Awards under this Plan, (b) determine the terms and conditions of grant Agreements and all election and other forms, which terms and conditions shall not be inconsistent with this Plan, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Administrator may adopt such rules or guidelines as it deems are appropriate to implement the Plan. The Administrator's determinations under the Plan shall be final and binding on all persons.

5.4 DETERMINATIONS.

    All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participants, BellSouth and all other interested persons.


                                 ARTICLE VI.  OPTIONS

6.1 GRANT.

    Subject to the terms and conditions of this Plan, the Administrator from time to time may grant such Options to such Eligible Employees to purchase Shares as the Administrator acting in its sole discretion deems are appropriate under the circumstances. Each grant of an Option shall be evidenced by an Agreement, and each Agreement shall incorporate such terms and conditions as the Administrator in its sole discretion deems are consistent with the terms of this Plan, including conditions on the exercise of such Option which relate to the employment of the

Participant or the requirement that the Participant exchange a prior outstanding Option and/or SAR; provided, if the Administrator grants an ISO and NQSO to an Eligible Employee, the right of the Eligible Employee to exercise one such Option shall not be conditioned on his failure to exercise the other such Option. The Administrator may issue new Options equal to the number of Shares surrendered by a Participant upon exercise of a previously granted stock option.

6.2 SPECIAL RULES TO INCENTIVE STOCK OPTIONS.

    The grant of ISO's shall be subject to the following additional restrictions:

    a. ELIGIBLE INDIVIDUALS. Incentive Stock Options shall only be granted to an Eligible Employee who at the time of grant is a common law employee of BellSouth or a Subsidiary.

    b. TIME OF GRANT. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the effective date of the Plan under Section 4.1.

    c. ANNUAL LIMIT. The aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which one or more ISOs are exercisable for the first time by a Participant during any calendar year under the Plan or with respect to which any incentive stock options described in
Section 422 of the Code are so first exercisable under any other stock plan of the Company or a Parent Corporation or any Subsidiary shall not exceed $100,000 or such other maximum amount permitted under Section 422 of the Code.

    d. OPTION TERM. The term of an ISO shall not exceed ten (10) years from the date of grant.

    e. TEN PERCENT SHAREHOLDER. If any Participant to whom an ISO is to be granted pursuant to the provisions of the Plan is, on the date of grant, a Ten Percent Shareholder, then the following special provisions shall be applicable to the ISO granted to such individual:

         (i) the Option Price of shares subject to such ISO shall not be less than 110% of Fair Market Value on the date of grant; and

         (ii) the Option shall not have a term in excess of (5) years from the date of grant.

Any Option purporting to constitute an ISO in violation of the restrictions in this Section 6.2 shall constitute a NQSO.

6.3 OTHER OPTIONS.


    The Administrator may establish rules with respect to, and may grant to Eligible Employees, Options which comply with any amendment to the Code providing for special tax benefits for stock options made after the effective date of this Plan, provided such rules otherwise are consistent with the terms of this Plan.

6.4 OPTION PRICE.

    The Option Price for each Share subject to an Option shall not be less than the greater of (i) the par value of a Share or (ii) the Fair Market Value of a Share on the date the Option is granted.

6.5 OPTION PERIOD.

    Each Option granted under this Plan shall be exercisable at such time or times as set forth in the related Agreement over the period which begins on the date such Option is granted, and each Option shall expire automatically on the earliest of (i) the date such Option is exercised in full, (ii) the date such Option expires in accordance with the terms of the related Agreement or (iii) the date such Option is forfeited or deemed to expire upon the exercise of any tandem SAR. An Agreement may provide for the exercise of an Option after the employment of an Eligible Employee has terminated for any reason whatsoever, including retirement, death or disability, but such provision shall have no force or effect whatsoever and shall be inoperative if the Administrator determines that such termination was for "cause" or was a result of misconduct in connection with his employment.

6.6 METHOD OF EXERCISE.

    An Option may be exercised by properly completing and actually delivering to BellSouth an exercise form prescribed by the Administrator for this purpose, together with payment in full of the Option Price for the Shares the Participant desires to purchase through such exercise in the manner specified in the exercise form. Payment may be made in the form of cash or Shares, or a combination of cash and Shares, or in the form of other property as determined by the Administrator. Any Shares which are tendered in payment shall be valued at their Fair Market Value on the Settlement Date.

                       ARTICLE VII.  STOCK APPRECIATION RIGHTS

7.1 GRANT.

    Subject to the terms and conditions of this Plan, the Administrator may grant a SAR to any Eligible Employee either (i) in tandem with the grant of an ISO, (ii) in tandem with the grant of an NQSO or (iii) independent of the grant of an ISO or NQSO. Each grant of a SAR which is in tandem with the grant of an ISO or an NQSO shall be evidenced by the same Agreement as the ISO or NQSO which is granted in tandem with such SAR and such SAR shall relate to the same number of Shares as such Option. Each SAR which is granted independent of an ISO or NQSO shall be evidenced by a separate Agreement which shall state the number of Shares to which such SAR shall relate and such other terms and conditions as the Administrator in its sole discretion deems are consistent with the terms of this Plan, including conditions on the exercise of such SAR which relate to the employment of the Participant or the requirement that the Participant exchange a prior outstanding Option and/or SAR.

7.2 PAYMENT AT EXERCISE.

Upon the settlement of a SAR in accordance with the terms of the related Agreement, the Participant shall (subject to the terms and conditions of this Plan and such Agreement) receive a payment equal to the excess, if any, of the SAR Exercise Price for the number of Shares of the SAR being exercised at that time over the SAR Grant Price for such Shares. Such payment may be made in whole Shares or in cash, or partially in Shares and partially in cash, as determined under the SAR Agreement. If payment is made in whole or in part in Shares, such Shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised, and any payment in Shares which calls for a payment in a fractional Share automatically shall be paid in cash based on such valuation.

7.3 SPECIAL TERMS AND CONDITIONS.

    Each Agreement which evidences the grant of a SAR shall incorporate such terms and conditions as the Administrator in its absolute discretion deems are consistent with the terms of this Plan and the Agreement for the ISOs and NQSOs, if any, granted in tandem with such SAR except that (i) if a SAR is granted in tandem with an ISO or a NQSO, the SAR shall be exercisable only when the related ISO or NQSO is exercisable and (ii) the

Participant's right to exercise a SAR granted in tandem with an ISO or NQSO shall be forfeited to the extent that he exercises the related ISO or NQSO and his right to exercise the ISO or NQSO shall be forfeited to the extent he exercises the related SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the Shares subject to such Option or SAR again available for use under Article III.


                           ARTICLE VIII.  RESTRICTED SHARES

8.1  GRANT.

     Subject to the terms and conditions of this Plan, the Administrator may grant Restricted Shares to any Eligible Employee as provided in this Article
VIII. Each grant of Restricted Shares shall be evidenced by an Agreement which shall state such terms and conditions as the Administrator deems are consistent with the terms of this Plan.

8.2  RESTRICTIONS.

     Restricted Shares shall be subject to such conditions and restrictions as the Administrator shall determined and specify in the related Agreement, which may include, but are not limited to, continued employment with BellSouth or a Subsidiary and achievement of Performance Objectives, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator may determine and so specify. Except to the extent restricted under the terms of the Plan and the Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

8.3  FORFEITURE.

     If a Participant fails to meet the terms and conditions of the Agreement for such Restricted Shares during the Restricted Period, Restricted Shares still subject to restrictions shall be forfeited, and all rights of the Participant to such Shares shall terminate without further obligation on the part of BellSouth. An Agreement may provide that the Restricted Period will end upon the retirement, death or disability of a Participant while an employee or upon such other event or events as the Administrator shall determine or may otherwise provide that such an event will not result in forfeiture of the Restricted Shares.

8.4  CERTIFICATES FOR SHARES.

     Restricted Shares granted under the Plan may be evidenced in such manner as the Administrator shall determine. The Administrator may place a legend on the Share certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the Share certificates, together with duly endorsed stock powers, in the custody of BellSouth or its transfer agent or to maintain evidence of Share ownership, together with duly endorsed stock powers, in a certificateless book-entry account with BellSouth's transfer agent.

8.5  ADJUSTMENTS.

     Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or pursuant to an adjustment under
Section 10.6, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.


                           ARTICLE IX.  OTHER STOCK RIGHTS

9.1  GRANT.

     Subject to the terms and conditions of this Plan, the Administrator may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided in this Article IX. A grant of Performance Shares and Dividend Equivalent Rights shall be evidenced by an Agreement, and a grant of Stock Payments may be evidenced by an Agreement, which Agreement shall contain such terms and conditions as the Administrator deems are consistent with the terms of this Plan.

9.2  PERFORMANCE SHARES.

Performance Shares shall become payable to a Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Administrator may determine and specify in the Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based Awards under Section 10.2. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the

Administrator may determine and specify in the Agreement for such grant. Payment may be made at such time and in such form, either cash or Shares, or a combination thereof, as the Administrator shall determine and specify in the Agreement.

9.3  STOCK PAYMENTS.

     The Administrator may grant Stock Payments to an Eligible Employee as a bonus or additional compensation or in lieu of the obligation of the Company or a Subsidiary to pay cash compensation under other compensatory arrangements, with or without the election of the Eligible Employee. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Payment upon the Participant becoming holder of record of such Shares; provided, however, the Plan Administrator may impose such restrictions on the assignment or transfer of such Shares as it are appropriate and specifies in an Agreement for such Stock Payment. A Stock Payment shall be subject to such other terms as the Administrator deems are consistent with the terms of this Plan and specifies in any Agreement for such Stock Payment.

9.4  DIVIDEND EQUIVALENT RIGHTS.

The Plan Administrator may grant Dividend Equivalent Rights in tandem with the grant of Options, SARs, or Performance Shares that otherwise do not provide for the payment of dividends on the Shares subject to such Awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any such Award. A Dividend Equivalent Right granted in tandem with another Award may be evidenced by the Agreement for such other Award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Agreement. Payment may be made in cash or Shares, or a combination thereof, may be immediate or deferred, and may be subject to such employment, Performance Objectives or other conditions as the Administrator may determine and specify in the Agreement for such Dividend Equivalent Rights. The total payment attributable to a Share subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to a Share during the term of such Dividend Equivalent Right, taking into account any assumed reinvestment (including assumed reinvestment in Shares) or interest earnings on such equivalent dividends as determined under the Agreement in the case of deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if the Dividend Equivalent Right is subject to a Performance Objective as described in Section 10.2.

                 ARTICLE X.  SPECIAL PROVISIONS APPLICABLE TO AWARDS

10.1 RULE 16b-3 COMPLIANCE.

     (a) SIX-MONTH HOLDING PERIOD. Unless a Participant could otherwise exercise a derivative security or dispose of Shares delivered upon exercise of a derivative security granted under the Plan without incurring liability under
Section 16(b) of the Exchange Act, (i) Shares delivered under the Plan other than upon exercise or conversion of a derivative security granted under the Plan shall be held for at least six months from the date of acquisition, and (ii), with respect to a derivative security granted under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

     (b) REFORMATION TO COMPLY WITH EXCHANGE ACT RULES. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to, or other transaction by, a Participant who is subject to
Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules). Accordingly, if any provision of this Plan or any Agreement relating to an Award does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

     (c) PRIOR PLAN WINDOW PERIOD SARS. Effective November 24, 1996, in light of the elimination by the Securities and Exchange Commission of the condition for exemption from Section 16(b) of the Exchange Act that stock appreciation rights be exercised for cash only during a specified "window period", outstanding stock appreciation rights tandem to non-qualified options issued under the BellSouth Corporation Stock Option Plan are amended to remove the window period restriction for cash exercise such that such stock appreciation rights granted in 1989 and 1990 are now exercisable for cash at any time and that such stock appreciation rights granted in all other years are now exercisable for either cash or Shares at any time, provided in all cases that such a stock appreciation right can only be exercised if the optionee meets all other applicable requirements for the exercise of such stock appreciation right under the terms of the Prior Plan and the applicable grant agreement, including any requirement relating to the optionee's status under Section 16(a) of the Exchange Act at the time of grant or exercise. This Section 10.1(c) shall constitute an amendment to the BellSouth Corporation Stock Option Plan, and to outstanding non-qualified stock option and tandem stock appreciation right agreements thereunder, to the extent necessary to effect this change to such outstanding stock appreciation rights under such plan. A Prior Plan participant's (or beneficiary's) election to exercise such an outstanding stock appreciation right during any expanded period provided by this Section 10.1(c) shall constitute any required consent by the participant (or beneficiary) to such amendment.


10.2 PERFORMANCE-BASED AWARDS.

     (a) GENERAL. Each Agreement for the grant of Performance Shares shall specify the number of Performance Shares subject to such Agreement, the Performance Period and the Performance Objective, and each Agreement for the grant of any other Award that the Administrator determines to make subject to a Performance Objective similarly shall specify the applicable number of Shares, the period for measuring performance and the Performance Objective. Each Agreement for a performance-based grant shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the Agreement. Such maximum percentage in no event shall exceed one hundred percent (100%) in the case of performance-based Restricted Shares and two hundred percent (200%) in the case of Performance Shares or performance-based Dividend Equivalent Rights.

     (b) PERFORMANCE OBJECTIVE. The Administrator shall determine and specify the Performance Objective in the Agreement for a Performance Share or for any other performance-based Award, which Performance Objective shall consist of (i) one or more business criteria, including (except as limited under Section 10.2(c) below for Awards to Covered Employees) financial, service level and individual performance criteria, and (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Participants and between types of Awards and from year to year.

     (c) ADDITIONAL RULES APPLICABLE TO COVERED EMPLOYEES. The Performance Objective for Performance Shares and any other performance-based Award granted to a Covered Employee shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and shall be based upon the business criterion of total BellSouth shareholder return as measured against total shareholder return of a peer group of companies determined by the Committee. Achievement of this Performance Objective shall be measured over a period of years not to exceed ten as specified by the Committee in the Agreement for the performance-based Award. No business criterion other than that named above in this Section 10.2(c) may be used in establishing the performance objective for an Award to a Covered Employee under this Section 10.2. For each such Award relating to a Covered Employee, the Committee shall establish the targeted level or levels of performance for such business criterion. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award under this Section 10.2(c), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of Performance Objectives under this Section 10.2(c) shall be made in writing. The Committee may not delegate any responsibility under this Section 10.2(c).

     (d) INTENT WITH REGARD TO CODE SECTION 162(m).    It is the intent of
BellSouth that, unless otherwise determined by the Committee, Options, SARs, and Awards subject to Performance Objectives specified under this Section 10.2, granted under the Plan to persons who are Covered Employees, shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such an Award granted to a Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder (including Proposed Regulation 1.162-27 unless and to the extent it is superseded by an interim or final regulation), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon attainment of the Performance Objectives.

10.3 CHANGE IN CONTROL.

     (a) GENERAL. The Committee shall have the right in its sole discretion to include with respect to any Award granted to a Participant under this Plan provisions accelerating the vesting or Settlement of such Award upon a Change in Control, subject to the restrictions on dispositions of equity securities set forth in Sections 10.1(a) and 12.1 and the restrictions in Section 10.3(d) below. Such acceleration rights may be included as part of the Agreement for such Award or may be included at any time after the Award has been granted to the Participant. Such acceleration rights may include, or be made subject to, such restrictions as the Committee may deem are appropriate to avoid or ameliorate the federal income tax impact of excess parachute payments as defined in Section 280G(b) of the Code.

     (b) OPTIONS AND SAR GRANTS. Any Option or SAR granted under the Plan on and after September 23, 1996 shall become fully vested and exercisable upon a Change in Control. Such Option or SAR following a Change in Control accordingly
(i) shall be exercisable without regard to any dates specified in the applicable grant Agreement and (ii) any conditions specified in the grant Agreement or otherwise in the Plan for the forfeiture of the Option or SAR, including any conditions related to termination of employment or noncompetition, shall not apply, subject in both cases to the continued application of the expiration date specified in the grant Agreement on which the Option or SAR will expire in all events.

     (c) OUTSTANDING NON-QUALIFIED STOCK OPTIONS AND SARs. Effective September 23, 1996, Section 10.3(b) also shall apply to all outstanding nonqualified stock options and tandem stock appreciation rights under this Plan and also those issued under the BellSouth Corporation Stock Option Plan, subject in both cases to the consent of the applicable participant in accordance with rules established by BellSouth. This Section 10.3 (and related definitions) shall constitute an amendment to the BellSouth Corporation Stock Option Plan, and to all outstanding nonqualified stock options and tandem stock appreciation rights under this Plan and under the Prior Plan, to the extent necessary to effect this change to all such outstanding non-qualified stock options and stock appreciation rights.

     (d) POOLING OF INTERESTS ACCOUNTING TREATMENT. Notwithstanding anything to the contrary in this Plan, if the application of this Section 10.3 would preclude the use of pooling of interests accounting treatment with respect to a transaction for which such treatment otherwise is available and to be adopted by BellSouth, the provisions of this Section 10.3 shall be modified as it applies to such transaction, to the minimum extent necessary to prevent such impact, including if necessary the invalidation of such provisions to the extent they otherwise would have been triggered by such transaction. If the pooling of interests accounting rules require modification or invalidation of one or more provisions of this Section
10.3 as it applies to such transaction, the adverse impact on the Participant (including for this purpose a Prior Plan participant) shall, to the extent reasonably possible, be proportionate to the adverse impact on other similarly situated Participants of BellSouth. The Board shall, in its sole and absolute discretion, make all determinations necessary under this subsection; provided, that determinations regarding the application of the pooling of interests accounting rules for these purposes shall be made by BellSouth with the concurrence of BellSouth's independent auditors at the time such determination is to be made.

10.4 TRANSFERABILITY DURING LIFETIME.

     (a) GENERAL RULE. During the lifetime of a Participant to whom an Award is granted, only the Participant (or such Participant's legal representative) may exercise or receive payment of an Award. No Award (other than unrestricted Stock Payments upon receipt) may be sold, assigned, transferred (except as provided in the sentence above), exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary or by operation of law, and any attempt to do so shall be of no effect. This Section 10.4(a) shall apply to all Awards except as provided in Sections 10.4(b) and 10.4(c) below.

     (b) LIMITED EXCEPTION FOR CERTAIN NQSOs AND SARs. Unless the terms of the applicable grant Agreement for an NQSO or SAR specifically provides that this
Section 10.4(b) shall not apply, a Participant who is an Officer or a retired Officer may transfer such Participant's rights under any NQSO or SAR Agreement (other than a SAR tandem to an ISO) granted on or after November 24, 1996 by properly completing and delivering to the executive compensation group at BellSouth headquarters a Non-qualified Stock Option Assignment Form and satisfying such other conditions as BellSouth may impose, provided that such transfer is without consideration and to (i) one or more of the Participant's spouse, parents, spouse's parents, siblings, siblings' lineal descendants, children, children's lineal descendants, children's spouses and children's spouses' lineal descendants, including in all cases legally adopted individuals, or (ii) a trust, partnership or similar entity for the benefit solely of one or more of the family members described above. The rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. A Participant may make such a transfer of the Participant's rights with respect to less than all of the total number of Shares subject to an Option or SAR Agreement provided that each such transfer shall apply to at least 20% of the total number of Shares initially subject to such Agreement. Upon the transfer by a Participant of any rights under an SAR Agreement or under an NQSO Agreement which includes a tandem SAR, any right under the SAR to exercise such SAR for cash automatically is eliminated with respect to such transferred interest. Notwithstanding Section 12.5 or the terms of any Agreement, BellSouth or any Subsidiary shall not withhold any amount attributable to the Participant's tax liability from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 10.3(b) upon exercise of a transferred NQSO or SAR by such person, but may require the payment of an amount equal to BellSouth's or any Subsidiary's withholding tax obligation as a condition to such exercise or as a condition to the release of cash or Shares upon such exercise.

         (c) OUTSTANDING NON-QUALIFIED STOCK OPTIONS AND SARS. Effective November 24, 1996, Section 10.4(b) also shall apply to all non-qualified stock options and stock appreciation rights tandem to non-qualified stock appreciation rights outstanding under the Plan and also to all outstanding non-qualified stock options and tandem stock appreciation rights issued under the BellSouth Corporation Stock Option Plan. This Section 10.4 (and related Plan provisions on transferability) shall constitute an amendment to the BellSouth Corporation Stock Option Plan, and to all outstanding non-qualified stock option and tandem stock appreciation right grant agreements under this Plan and the Prior Plan, to the extent necessary to effect this change to such outstanding non-qualified stock options and tandem stock appreciation rights. The election by a Participant or Beneficiary (including for this purpose a participant or beneficiary under the Prior Plan) to transfer any such non-qualified stock option and tandem stock appreciation right pursuant to this Section 10.4(c) shall constitute any required consent by the Participant (or Beneficiary) to such amendment.


10.5 TRANSFERS TO DEATH BENEFICIARY.

     In the event of a Participant's death, all of such person's outstanding Awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's Beneficiary (except to the extent a permitted transfer of a NQSO or SAR previously was made pursuant to
Section 10.4.) Each Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her Beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Administrator, will be effective only when delivered to BellSouth, and when effective will revoke all prior designations by the Participant. If a Participant dies with no such beneficiary designation in effect, such person's Beneficiary shall be his or her estate and such person's Awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

10.6 ADJUSTMENTS.

     In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan, then the Administrator, in such manner as it may deem equitable, shall adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number and kind of shares with respect to which Awards may be granted as set forth in Article III, and (iv) the exercise price, grant price, or purchase price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. Any such adjustment made by the Administrator, including any cancellation of an outstanding Award made as part of such adjustment, will be final and binding.


                       ARTICLE XI.  AMENDMENTS AND TERMINATION

    The Board shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that following the approval of the Plan by BellSouth shareholders, this Plan may not be amended without further approval by shareholders with respect to the amount, timing, Option Price or method for determining Fair Market Value of Shares, and related provisions with respect to tandem SARs, or in any way to (a) extend the maximum life of the Plan under
Section 4.3,(b) change the class of persons eligible for Awards or to otherwise materially modify (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase (within the meaning of Rule 16b-3 of the Exchange Act) the benefits accruing under this Plan. No enactment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under this Plan without the consent of the holder thereof, unless otherwise required by law. It is conclusively presumed for this purpose that any adjustment for changes in capitalization pursuant to Section
10.6 of this Plan does not affect any right of the holder of an Award. Notwithstanding approval by shareholders, the Board may amend this Plan without further shareholder approval to add provisions required or enabled by changes to Rule 16b-3.


                           ARTICLE XII.  GENERAL PROVISIONS

12.1 STOCK RESTRICTIONS.

     BellSouth shall have the right under this Plan to restrict or otherwise delay the issuance of any Shares purchased or paid under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Plan shall be issued subject to such restrictions and conditions on any resale and any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

12.2 TERM OF SERVICE.

     The granting of an Award to a Participant under this Plan shall not obligate BellSouth to provide that Participant upon the termination of his or her employment with any benefit whatsoever except as provided under the terms and conditions of that Award or obligate the Participant to remain an employee.

12.3 NO SHAREHOLDER RIGHTS.

     No Award shall confer on any Participant, or anyone claiming on his behalf, any of the rights of a shareholder of BellSouth unless and until Shares are duly issued or transferred on the books of BellSouth in accordance with the terms and conditions of the Award.

12.4 UNFUNDED PLAN.

This Plan shall be unfunded and BellSouth shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither BellSouth, its affiliates, the Administrator, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Participant or anyone claiming on his or her behalf. To the extent a Participant or any other person acquires a right to receive payment pursuant to an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of BellSouth.

12.5 TAXES.

     BellSouth or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under this Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under this Plan. BellSouth or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by BellSouth or any Subsidiary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award.

12.6 BINDING EFFECT.

     The provisions of this Plan, and any applicable Agreement, election, Beneficiary designation or other related document, shall be binding upon each Participant and any of his Beneficiaries, transferees, heirs, assignees, distributees, executors, administrators, personal representatives or any other person claiming any rights under this Plan. Any such person claiming any rights under this Plan shall be subject to the terms and conditions of this Plan and all such documents and such other terms and conditions, not inconsistent with this Plan, as the Administrator may impose pursuant to Article V.

12.7 CHOICE OF LAW AND VENUE.

     This Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Georgia (except to the extent provisions of federal law may be applicable.) Acceptance of an Award shall be deemed to constitute consent to the jurisdiction and venue of the Superior

Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to such Award, including the enforcement of any rights under this Plan or any Agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.